TEREX CORPORATION

                                 250,000 Units
                        consisting in the aggregate of
               $250,000,000 13.25% Senior Secured Notes due 2002
                                      and
                  1,000,000 Common Stock Appreciation Rights


                              PURCHASE AGREEMENT


                                April 27, 1995

JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California  90025

DILLON, READ & CO. INC.
535 Madison Avenue
New York, New York  10021

Ladies and Gentlemen:

          Terex Corporation, a Delaware corporation ("Terex"), and the other Terex Entities (defined below), hereby jointly and severally agree with you as follows:

          1. Issuance of Securities. Terex proposes to issue and sell to purchasers listed on Schedule A hereto (the "Purchasers") (each such Purchaser in the amount set forth opposite its name on Schedule A hereto) a total of 250,000 units (the "Units") consisting in the aggregate of (i) $250,000,000 aggregate principal amount of 13.25% Senior Secured Notes due 2002, Series A, each with the related Guaranty (defined below) endorsed thereon (the "Series A Notes"), and (ii) 1,000,000 Common Stock Appreciation Rights, Series A (the "Series A Rights") of Terex. The Series A Notes will be issued pursuant to an indenture (the "Indenture") to be dated as of the Closing Date (as defined below) among Terex, the guarantors named in the Indenture (the "Guarantors") and United States Trust Company of New York, as trustee (the "Trustee"). The Guarantors will unconditionally guaranty the obligations under the Series A Notes and the Indenture (collectively, the "Guaranty"). The obligations under the Notes will be secured by security interests in or pledges of (the "Security Interests") certain assets (the "Collateral") of Terex and certain of the Subsidiaries (defined below) (collectively, the "Grantors") as set forth in the Offering Circular (defined below). The Rights will be issued pursuant to a common stock appreciation rights agreement (the "Rights Agreement") to be dated as of the Closing Date between Terex and United States Trust Company of New York, a New York banking corporation, as rights agent (the "Rights Agent").

          Each Unit will consist of $1,000 principal amount of Series A Notes and 4 Rights. Prior to separation, (i) the Units will be physically represented by the Series A Notes, which will bear an endorsement representing beneficial ownership of the Rights evidenced by a rights certificate (a "Rights Certificate") on deposit with the Rights Agent, as custodian for the registered holders of the Series A Notes, and (ii) transfer of a Series A Note also will constitute transfer of a holder's beneficial interest in the related Rights.
On or after the Separation Date (as defined in the Indenture), the registered holder of a Unit may surrender the Series A Note bearing the endorsement relating to the Rights to the Rights Agent in exchange for a Series A Note and a Rights Certificate.

          The Units are being sold to refinance existing indebtedness and in connection with the acquisition (the "Acquisition") of all of the outstanding capital stock of Legris Industries, Inc. ("PPM North America") and 99.18% of the outstanding capital stock of P.P.M., S.A. ("PPM Europe" and, together with PPM North America, "PPM") from Legris Industries, S.A. ("Legris") by Terex Cranes, Inc. ("Cranes"), a newly formed, wholly owned subsidiary of Terex. As part of the Acquisition, pursuant to subscription letters, dated the Closing Date (the "Subscription Agreements") between Terex and Cranes, Terex will contribute substantially all of the assets and liabilities of its Koehring Cranes and Excavators and Marklift division (the "Koehring Contribution") to Koehring Cranes, Inc. ("Koehring"), a newly formed, wholly owned subsidiary of Cranes. The Units will be offered and sold to the Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). Terex has prepared a preliminary offering circular, dated April 10, 1995 (the "Preliminary Offering Circular") and a final offering circular, dated April 28, 1995 (the "Offering Circular"), relating the offer and sale of the Units.

          Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Notes and the Rights Certificates shall bear the following legend:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH TEREX OR ANY AFFILIATE OF TEREX WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO TEREX, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR
(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO TEREX'S AND THE [TRUSTEE'S] [RIGHTS AGENT'S] RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE [TRUSTEE] [RIGHTS AGENT].

          2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained herein, and subject to the terms and conditions hereof, Terex shall issue and sell to the Purchasers (and, in order to induce the Purchasers to purchase such Units, the Guarantors shall grant the Guaranty and the Grantors shall grant the Security Interests), and each of the Purchasers agrees, severally and not jointly, to purchase from Terex, the number of Units set forth opposite its name on Schedule A hereto. The purchase price for each Unit shall be $965.00.

          3. Terms of Offering. The Purchasers have advised Terex that the Purchasers will make offers (the "Exempt Resales") of some or all of the Units purchased by the Purchasers hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to (i) persons whom the Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) a limited number of institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Act ("Accredited Investors") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers").

          Holders of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Debt Registration Rights Agreement"), to be executed on and dated as of the Closing Date. Pursuant to the Debt Registration Rights Agreement, Terex and the Guarantors will agree, among other things, to file with the Securities and Exchange Commission (i) a registration statement under the Act (the "Debt Exchange Offer Registration Statement") relating to the 13.25% Senior Notes due 2002, Series B of Terex, each with the related Guaranty endorsed thereon (the "Debt Series B Notes" and, together with the Series A Notes, the "Notes"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Debt Registered Exchange Offer") and/or (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Debt Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes. Holders of the Series A Rights will have the registration rights set forth in the common stock appreciation rights registration rights agreement (the "SAR Registration Rights Agreement" and together with the Debt Registration Rights Agreement, the "Registration Rights Agreements"), to be executed on and dated as of the Closing Date. Pursuant to the SAR Registration Rights Agreement, Terex will agree, among other things, to file with the Securities and Exchange Commission
(i) a registration statement under the Act (the "SAR Exchange Offer Registration Statement" and together with the Debt Exchange Offer Registration Statement, the "Exchange Offer Registration Statements") relating to the 1,000,000 Common Stock Appreciation Rights, Series B of Terex (the "Series B Rights" and together with the Series A Rights, the "Rights", and the Series B Rights together with the Series B Notes, the "Exchange Securities"), to be offered in exchange for the Series A Rights (the "SAR Registered Exchange Offer" and together with the Debt Registered Exchange Offer, the "Registered Exchange Offers") and/or (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SAR Shelf Registration Statement" and together with the Debt Shelf Registration Statement, the "Shelf Registration Statements") relating to the resale of the Series A Rights.

          On the Closing Date, the Grantors will enter into security agreements, mortgages, deeds of trust and certain other collateral assignment agreements (collectively, the "Collateral Agreements") that will provide for the grant of the Security Interests in the Collateral to the Trustee, as collateral agent (in such capacity, the "Collateral Agent"), for the benefit of the holders of the Notes. The Security Interests will secure the payment and performance when due of all of the obligations of the Company, the Guarantors and the Grantors, under the Indenture, the Notes, and the Collateral Agreements.

          The Indenture, the Rights Agreement, the Registration Rights Agreements, and the Collateral Agreements are hereinafter referred to collectively as the "Operative Documents." The documents necessary to consummate the transactions contemplated by the Offering Circular, including, without limitation, this Agreement and the Operative Documents, the Notes, the Rights, the Share Purchase Agreement among New Terex Holdings UK Limited, Legris and Potain S.A. dated October 19, 1994, as amended, modified or otherwise supplemented through the date hereof, the Assignment Agreement between New Terex Holdings UK Limited and Cranes, and the Subscription Agreements (collectively, the "Acquisition Agreements") and any documents or instruments contemplated by or executed in connection with any of them, are
referred to herein as the "Documents."   The Units, the Notes, and the Rights
are referred to herein as the "Securities." Terex, the Guarantors and the Grantors are collectively referred to herein as the "Terex Entities."

          4. Delivery and Payment. Delivery to the Purchasers of and payment for the Units shall be made at a Closing (the "Closing") to be held at 9:00 A.M., New York time, on May 9, 1995 (the "Closing Date") at the offices of Robinson Silverman Pearce Aronsohn & Berman, 1290 Avenue of the Americas, New York, New York. The Closing Date and the location of delivery of and the form of payment for the Units may be varied by agreement among the Purchasers and Terex.

          Terex shall deliver to the Purchasers (i) one or more certificates representing the Units, Notes and/or Rights (collectively, the "Global Securities"), each in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Purchasers may request upon at least one business day's notice to Terex, in an amount corresponding to the aggregate number or principal amount, as the case may be, of Units, Notes and/or Rights sold pursuant to Exempt Resales to QIBs, and (ii) one or more certificates representing the Units, Notes and/or Rights (collectively, the "Individual Securities") in definitive form, registered in such names and denominations as the Purchasers may so request, in an aggregate amount corresponding to the aggregate number or principal amount, as the case may be, of Units, Notes and/or Rights sold to Accredited Investors, in each case against payment by the Purchasers of the purchase price thereof by an immediately available Federal funds check made payable to Terex, or to its order, or by Federal funds bank wire transfer to such bank account as Terex shall designate at least two business days prior to the Closing.

          The Global Securities and the Individual Securities in definitive form shall be made available to the Purchasers for inspection not later than 9:30 A.M. on the business day immediately preceding the Closing Date.

          5. Agreements of Terex Entities. Terex and the other Terex Entities jointly and severally hereby agree with the Purchasers:

               (a) To (i) advise the Purchasers promptly after obtaining knowledge thereof and, if requested by the Purchasers, confirm such advice in writing of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

               (b) To (i) furnish the Purchasers, without charge, as many copies of the Preliminary Offering Circular and the Offering Circular, and any amendments or supplements thereto, as the Purchasers may reasonably request and
(ii) promptly prepare, upon the Purchasers' request, any amendment or supplement to the Preliminary Offering Circular or the Offering Circular that the Purchasers deem may be reasonably necessary in connection with Exempt Resales. Terex and the other Terex Entities consent to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto, by the Purchasers in connection with Exempt Resales.

               (c) Not to amend or supplement the Preliminary Offering Circular or the Offering Circular prior to the Closing Date unless the Purchasers shall previously have been advised thereof and shall not have objected thereto within five business days after being furnished a copy thereof unless Terex makes a good faith determination (after consulting with counsel) that such amendment or supplement is required to comply with applicable law.

               (d) If any event shall occur as a result of which, in the reasonable judgment of any of them or the Purchasers, it becomes necessary or advisable to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances at the time the Offering Circular is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with applicable law, forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance reasonably satisfactory to the Purchasers) so that (i) as so amended or supplemented the Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to prospective Exempt Purchasers, not misleading, and (ii) the Offering Circular will comply with applicable law.

               (e) To cooperate with the Purchasers and the Purchasers' counsel in connection with the qualification of the Securities under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and to continue such qualification in effect so long as required for Exempt Resales; provided, however, that neither Terex nor any other Terex Entity shall be required in connection therewith to qualify as a foreign corporation where it is not now so qualified.

               (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and all taxes incident to and in connection with: (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith and with Exempt Resales, (B) the preparation (including, without limitation, word processing and duplication costs) and delivery of, and performance under, each of the Documents, (C) the issuance and delivery of the Securities, (D) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Purchasers' counsel relating to such registration or qualification), (E) furnishing such copies of the Preliminary Offering Circular and the Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use in connection with Exempt Resales, and (F) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (ii) all fees and expenses of the counsel and accountants of Terex, (iii) all expenses and listing fees in connection with the application for quotation of the Securities in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (iv) all fees and expenses (including fees and expenses of counsel) of Terex and Cranes in connection with approval of the Securities by DTC for "book-entry" transfer, (v) all fees charged by rating agencies in connection with the rating of the Notes and (vi) all fees and expenses (including reasonable fees and expenses of counsel) incurred by the Purchasers in connection with the preparation, negotiation and execution of the Documents and the transactions contemplated hereby and thereby. Notwithstanding the foregoing, Terex and the other Terex Entities shall not be required to pay for more than one separate firm of attorneys for the Purchasers (together with local counsel), unless Terex shall have approved the retention of additional firms.

               (g) To use the proceeds from the sale of the Units in the manner described in the Offering Circular under the caption "Use of Proceeds."

               (h) To the extent they may lawfully do so, not to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of the Indenture, the Securities or any of the Collateral Agreements. To the extent that they may lawfully do so, each of Terex and each other Terex Entity hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee in the Indenture or the Collateral Agent in the Collateral Agreements but shall suffer and permit the execution of every such power as though no such law had been enacted.

               (i) To do and perform in all material respects all things required to be done and performed under the Operative Documents by them prior to and after the Closing Date and to satisfy in all material respects or obtain the waiver of all conditions precedent on their part to the delivery of the Units.

               (j) Not to, and to use its best efforts to ensure that no affiliate (as defined in Rule 501(b) of the Act) of any of them will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Units in a manner that would require the registration under the Act of the sale to the Purchasers or to the Eligible Purchasers of the Units.

               (k) For so long as any of the Securities remain outstanding and during any period in which any of them is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any Eligible Purchasers or beneficial owner of the Securities in connection with any sale thereof and any prospective purchaser of such Securities from such Eligible Purchasers or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

               (l) To comply with all of its agreements set forth in the representation letters of Terex to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

               (m) To use their best efforts to effect the inclusion of the Securities in PORTAL.

               (n) For so long as any of the Securities remain outstanding, to deliver to the Purchasers promptly upon their becoming available, copies of all current, regular and periodic reports filed by any of them with the Securities and Exchange Commission or any securities exchange.

               (o) Not to (i) distribute any offering material in connection with the offering and sale of the Units other than the Preliminary Offering Circular and the Offering Circular and any amendments and supplements to the Offering Circular prepared in compliance with Section 5(c) hereof or (ii) solicit any offer to buy or sell the Units by means of any form of general solicitation or advertising.

               (p) Prior to the Closing Date, to furnish to the Purchasers, promptly after they are filed with the Securities and Exchange Commission, a copy of all consolidated financial statements of any of them, if any, for any period subsequent to the period covered by the financial statements appearing in the Offering Circular.

               (q) Not to, directly or indirectly, without the prior consent of the Purchasers, offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any securities of any of them for a period of 90 days after the date of the Offering Circular, except for (i) the Exchange Securities as contemplated by the Registration Rights Agreements, (ii) any options or other securities issued pursuant to the 1986 Incentive Plan (as defined in the Offering Circular) or the 1994 Incentive Plan (as defined in the Offering Circular), and (iii) securities issued upon conversion of the Series A Common Stock Purchase Warrants of Terex, the Series B Common Stock Purchase Warrants of Terex, the Series A Cumulative Redeemable Convertible Preferred Stock of Terex or the Series B Cumulative Redeemable Convertible Preferred Stock of Terex.

               (r) For so long as the Purchasers shall hold any Securities, to promptly notify each Purchaser in writing if Terex or any of its ERISA Affiliates becomes a party in interest or a disqualified person with respect to any employee benefit plan other than any such plans described on Annex A of the Offering Circular. The terms "ERISA," "Affiliates," "party in interest," "disqualified person" and "employee benefit plan" shall have the meanings as set forth in Section 6(y) hereof.

          6. Representations and Warranties of Terex Entities. Terex and the other Terex Entities jointly and severally represent and warrant to each of the Purchasers that:

               (a) The Preliminary Offering Circular as of its date did not, and the Offering Circular as of its date does not and the Offering Circular as amended or supplemented as of the Closing Date will not, and each supplement or amendment thereto as of its date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No stop order preventing the use of the Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued. Each of the Preliminary Offering Circular and the Offering Circular, as of their respective dates contained, the Offering Circular as amended or supplemented as of the Closing Date will contain, and each amendment or supplement thereto as of its date will contain, all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act.

               (b) There are no securities of Terex or any of the other Terex Entities registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system, other than the common stock, par value $.01 per share, of Terex (the "Common Stock").

               (c) Each of Terex and each Subsidiary has been duly organized, is validly existing and, in the case of domestic organizations, is in good standing under the laws of its respective jurisdiction of organization, and has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Offering Circular. Each of Terex and each Subsidiary is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not, singly or in the aggregate, have a material adverse effect on (i) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of Terex and the Subsidiaries, taken as a whole, (ii) the ability of Terex and the Subsidiaries to perform their respective obligations under any of the Documents or (iii) the perfection or priority of any Security Interest in any material portion of the Collateral (a "Material Adverse Effect").

               (d) Immediately following the Closing, (i) the only direct or indirect subsidiaries of Terex (collectively, the "Subsidiaries") will be (A) the corporations identified on Schedule 6(d), and (B) other Subsidiaries that are not (and if taken in the aggregate would not be) Material Subsidiaries (as defined in the Indenture) (ii) except as set forth in clause (i) above, Terex will not directly or indirectly own any capital stock or other equity interest in any other person, and (iii) except as set forth on Schedule 6(d), Terex will directly and indirectly beneficially own 100% of the outstanding shares of capital stock of each Subsidiary, free and clear of any security interest, mortgage, pledge, transfer restriction, defect, claim, lien, limitation on voting rights, encumbrance, equity or adverse interest of any nature (each, a "Lien"), except as granted pursuant to the Collateral Agreements, the Stockholders Agreement to be dated the Closing Date among Terex, Legris and Potain S.A., the Stockholders Agreement (the "Potain Agreement"), entered into on March 18, 1991, among Potain Tower Cranes, Inc., ("Potain Towers"), Century II Acquisition Corp. (currently known as PPM Cranes, Inc.), and Group Legris Industries S.A. ("Group"), and the Post-Merger Agreement (the "Merger Agreement"), entered into on April 10, 1991, among Potain Towers, Century and Group and except for Permitted Liens, and all of such shares of capital stock will be duly authorized and validly issued, fully paid and nonassessable and not issued in violation of, or subject to, any preemptive or similar rights.

               (e) Immediately following the Closing, the total authorized capital stock of Terex shall consist of 40,000,000 shares of capital stock, $.01 par value, consisting of 30,000,000 shares of common stock, 10,314,217 of which shall be issued and outstanding, and 10,000,000 shares of preferred stock, 1,289,800 shares of which shall be issued and outstanding. All of the outstanding shares of capital stock of Terex have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. The pro forma table under the caption "Capitalization" in the Offering Circular sets forth and identifies all outstanding long-term indebtedness of Terex, on a consolidated basis, after giving effect to the transactions described in the Offering Circular. Except as set forth in such table, immediately following the Closing, neither Terex nor any of the Subsidiaries shall have any liabilities, absolute, accrued, contingent or otherwise other than any such liabilities that either (x) are reflected in the Financial Statements (defined below), (y) were incurred in the ordinary course of business and adequately disclosed in the Offering Circular or (z) could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6(e), there are no outstanding (x) securities convertible into or exchangeable for any capital stock of Terex or any of the Subsidiaries,
(y) options, warrants or other rights to purchase or subscribe to capital stock of Terex or any of the Subsidiaries or securities convertible into or exchangeable for capital stock of Terex or any of the Subsidiaries, or (z) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of Terex or any of the Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights.

               (f) Except for this Agreement and the Registration Rights Agreements, and as set forth on Schedule 6(f), neither Terex nor any of the Subsidiaries has entered into any agreement (i) to register its securities under the Act or (ii) to purchase or offer to purchase any of its securities.

               (g) Each of Terex and each Subsidiary has all requisite power and authority to enter into, deliver and perform its obligations under the Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and each other Document has been duly and validly authorized by Terex and each Subsidiary that is, or that will be, a party thereto, and this Agreement is, and on the Closing Date each other Document will be, the legal, valid and binding obligation of each such person that is a party hereto or thereto, enforceable against each such person in accordance with its terms. Each Document conforms in all material respects or, when executed and delivered, will conform in all material respects, to the description thereof in the Offering Circular. The Securities, when issued and delivered, will conform in all material respects to the description thereof in the Offering Circular.

               (h) The Series A Notes have been duly and validly authorized by Terex for issuance and sale to the Purchasers pursuant to this Agreement and, when issued in accordance with the terms hereof and of the Indenture, will be legal, valid and binding obligations of Terex, enforceable against Terex in accordance with their terms. The Series B Notes have been duly and validly authorized by Terex and, when issued in accordance with the terms of the Indenture, will be legal, valid and binding obligations of Terex, enforceable against Terex in accordance with their terms. Each Guaranty has been duly and validly authorized by the applicable Guarantor and, when issued in accordance with the terms of the Indenture, will be a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

               (i) The Series A Rights have been duly and validly authorized by Terex for issuance and sale to the Purchasers pursuant to this Agreement and, when issued in accordance with the terms hereof and of the Rights Agreement, will be legal, valid and binding obligations of Terex, enforceable against Terex in accordance with their terms. Neither the issuance nor exercise of such Rights is subject to any preemptive or similar rights. The Series B Rights have been duly and validly authorized by Terex and, when issued in accordance with the terms of the Rights Agreement, will be legal, valid and binding obligations of Terex, enforceable against Terex in accordance with their terms.
               (j) Neither Terex nor any of the Subsidiaries is (i) in violation of its respective charter or by-laws (collectively, "Charter Documents"), (ii) other than violations that could not, singly or in the aggregate, result in a Material Adverse Effect, in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, "Applicable Law") of any government, governmental or regulatory agency or body, court or arbitrator, domestic or foreign (each, a "Governmental Authority") or (iii) other than breaches or defaults that could not, singly or in the aggregate, result in a Material Adverse Effect, in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any such person is a party or by which any of them or their respective property is bound (collectively, "Applicable Agreements"). There exists no condition that, with the passage of time or otherwise, would constitute a violation of such Charter Documents or Applicable Laws or a breach of or default under any Applicable Agreement or result in the imposition of any penalty or the acceleration of any indebtedness, other than breaches, violations, penalties, defaults or conditions which could not, singly or in the aggregate, result in a Material Adverse Effect.

               (k) Neither the execution, delivery or performance of the Documents, nor the consummation of the transactions contemplated hereby or thereby shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, or result in the imposition of a Lien on any assets of Terex or any of the Subsidiaries, or an acceleration of indebtedness pursuant to (i) the Charter Documents of Terex or any of the Subsidiaries, (ii) any Applicable Agreement, other than such breaches, violations or defaults that could not, singly or in the aggregate, result in a Material Adverse Effect or (iii) any Applicable Law, other than violations that could not, singly or in the aggregate, result in a Material Adverse Effect. After giving effect to the transactions contemplated by the Documents, no Default or Event of Default (as defined in the Indenture) will exist.

               (l) No authorization, approval, consent, license or order of, or filing, registration or qualification with, any Governmental Authority and no approval or consent of any other Person, is required in connection with, or as a condition to, the execution, delivery or performance of this Agreement and the other Documents or the consummation of the transactions contemplated hereby and thereby other than such authorizations, approvals, consents, licenses, orders, filings, registrations and qualifications, (i) as have been made or obtained on or prior to the Closing Date, (ii) as are not required to be made or obtained on or prior to the Closing Date that will be made or obtained when required and (iii) the failure of which to make or obtain could not, singly or in the aggregate, result in a Material Adverse Effect.

               (m) Except as adequately disclosed in the Offering Circular, there is no action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition) (collectively, "Proceedings") pending or threatened that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or any of the transactions contemplated hereby or thereby or (ii) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as adequately disclosed in the Offering Circular, neither Terex nor any of the Subsidiaries is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, have a Material Adverse Effect.

               (n) Each of Terex and the Subsidiaries has such permits, licenses, franchises and authorizations of Governmental Authorities (collectively, "Permits") as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Offering Circular except where the failure to so have such Permits could not, singly or in the aggregate, have a Material Adverse Effect. All such Permits are in full force and effect, and each of Terex and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits, except where the failure to do so could not, singly or in the aggregate, have a Material Adverse Effect. To the best knowledge of Terex and the Subsidiaries, after due inquiry, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such material Permits. Neither Terex nor any of the Subsidiaries has any reason to believe that any issuer is considering limiting, suspending or revoking any such material Permit.

               (o) Immediately following the Closing, each of Terex and the Subsidiaries (i) will have good title, free and clear of all Liens (except for Liens permitted under the Indenture), to all property and assets described in the Offering Circular as being owned by it and (ii) will enjoy peaceful and undisturbed possession under all such leases to which it is a party as lessee. All Applicable Agreements are valid and binding and no default has occurred or is continuing thereunder other than such defaults that could not, singly or in the aggregate, have a Material Adverse Effect. Terex and the Subsidiaries maintain insurance (including self-insurance consistent with prior practice as adequately disclosed in the Offering Circular) covering their properties, operations, personnel and businesses against such losses and risks as they reasonably deem adequate in accordance with customary industry practice. Any such insurance is outstanding and duly in force. Upon execution and delivery thereof, the Collateral Agreements will create, in favor of the Collateral Agent, for the benefit of the holders of the Notes, a valid grant of a security interest in the Collateral and the proceeds thereof and, upon the filings or the recording required by the Operative Documents, the Collateral Agent will have a first priority perfected security interest in such Collateral, except to the extent so limited in the Collateral Agreements. As of the Closing Date, the book value of the Collateral in which the Collateral Agent has a perfected security interest will be not less than $405 million.

               (p) Concurrently with the Closing, (i) Terex will defease and irrevocably call for redemption the 13% Senior Secured Notes (the "1996 Notes"), issued pursuant to an indenture as amended or supplemented (the "1996 Indenture"), dated July 31, 1992, among Terex, the guarantors named therein and United States Trust Company of New York, as trustee thereunder, (ii) Terex will defease and irrevocably call for redemption the 13-1/2% Senior Subordinated Notes (the "1997 Notes" and together with the 1996 Notes, the "Existing Notes"), issued pursuant to an indenture as amended or supplemented (the "1997 Indenture" and, together with the 1996 Indenture, the "Old Indentures"), dated July 31, 1987, among Terex, the guarantors named therein and Bank of America Illinois (formerly known as Continental Bank, N.A.), as trustee thereunder, and
(iii) Terex will have no further obligations with respect to the Existing Notes except for those that the Old Indentures expressly state survive the defeasance of the Existing Notes.

               (q) Except as adequately disclosed on the Offering Circular, all tax returns required to be filed by Terex and the Subsidiaries in any jurisdiction (including foreign jurisdictions) have been filed and when filed by Terex or its Subsidiaries, as the case may be, were accurate in all material respects, and all material taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due from such entities have been paid, other than those being contested in good faith, or that are currently payable without penalty or interest and for which an adequate reserve or accrual has been established or extensions duly filed. Except as adequately disclosed in the Offering Circular, (i) neither Terex nor any Terex Entity knows of any actual or proposed additional tax assessments for any fiscal period against Terex or any of the Subsidiaries that could, singly or in the aggregate, have a Material Adverse Effect and (ii) the charges, accruals and reserves on the consolidated books of each of Terex and the Subsidiaries in respect of any income and tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacies that could not, singly or in the aggregate, have a Material Adverse Effect, provided, however, that no reserves are on the books with respect to the examination by the Internal Revenue Service which is disclosed in the Offering Circular under the heading "Risk Factors -- Net Operating Loss Carryovers and Other Tax Issues."

               (r) Terex and the Subsidiaries own, or are licensed under, and have the right to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") currently employed by them in connection with, or necessary for the conduct of, their businesses as set forth in the Offering Circular, except for Intellectual Property the loss of ownership or license of which could not, singly or in the aggregate, have a Material Adverse Effect. The consummation of the transactions contemplated by the Documents shall not alter or impair any such rights except with respect to Intellectual Property the loss of ownership or license of which could not, singly or in the aggregate, have a Material Adverse Effect. No claims have been asserted by any person and remain outstanding, relating to the use of any Intellectual Property by Terex or any of the Subsidiaries or challenging or questioning the validity or effectiveness of any license or agreement related thereto, which claims could not, singly or in the aggregate, have a Material Adverse Effect. Except for such as could not singly or in the aggregate have a Material Adverse Effect, there is no valid basis for any such claim and, to the best knowledge of Terex and the Subsidiaries after due inquiry, the use of such Intellectual Property by Terex and the Subsidiaries does not and will not infringe on the Intellectual Property rights of any person.

               (s) Each of Terex and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles of the United States, consistently applied ("GAAP"), and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

               (t) The audited financial statements and related notes contained in the Preliminary Offering Circular and the Offering Circular (collectively, the "Financial Statements") present fairly the consolidated financial position, results of operations and cash flows of the entities named therein as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and with the instructions to Form 10-K and Regulation S-X. The summary and selected consolidated financial data included in the Preliminary Offering Circular and the Offering Circular have been prepared on a basis consistent with that of the Financial Statements and present fairly the consolidated financial position and results of operations of Terex as of the respective dates and for the respective periods indicated, except as noted in the Offering Circular. The pro forma financial data included in the Offering Circular (i) present fairly the pro forma financial position and results of operations of the Company and the Subsidiaries as of the dates and for the periods indicated, after giving effect to the transactions contemplated by the Documents, (ii) have been prepared on a basis consistent with the Financial Statements, except for the pro forma adjustments specified therein, and (iii) are based on the good faith estimates and assumptions of Terex and all of such estimates and assumptions are reasonable. All other financial and statistical data included in the Offering Circular are fairly and accurately presented. Price Waterhouse LLP and Ernst & Young LLP are independent public accountants with respect to Terex and the Subsidiaries.

               (u) Subsequent to the respective dates as of which information is given in the Offering Circular, except as adequately disclosed in the Offering Circular, (i) neither Terex nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are material, singly or in the aggregate, to any of them, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any decrease in the capital stock or any increase in long-term indebtedness or any material increase in short-term indebtedness of any of them, or any payment of or declaration to pay any dividends or any other distribution with respect to any of them, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of Terex and the Subsidiaries taken as a whole (a "Material Adverse Change"). There is no fact known to Terex or any of the Subsidiaries that is reasonably likely to occur and if occurred, could, singly or in the aggregate, have a Material Adverse Effect that has not been adequately disclosed in the Offering Circular.

               (v) Immediately following the Closing, after giving effect to the transactions contemplated by the Documents, (i) the present fair salable value of the assets of each of Terex and each of the Subsidiaries will exceed the amount that will be required to be paid on or in respect of the then existing debts and other liabilities (including contingent liabilities) as they become absolute and matured and (ii) the assets of Terex and the Subsidiaries will not constitute unreasonably small capital to carry out their respective businesses as conducted or as proposed to be conducted including the capital needs of each of them, taking into account their respective projected capital requirements and capital availability. Neither Terex nor any of the Subsidiaries intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature.
               (w) Except as contemplated by this Agreement, neither Terex nor any of the Subsidiaries has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any of them to facilitate the sale or resale of any of the Securities or (ii) except as disclosed in the Offering Circular, (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any of them.

               (x) No registration under the Act, and no qualification of the Indenture or the Rights Agreement under the Trust Indenture Act of 1939, as amended (the "TIA"), is required for the sale of the Units to the Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the Eligible Purchasers who buy the Units in the Exempt Resales are QIBs or Accredited Investors, (ii) the accuracy of the Purchasers' representations contained herein regarding the absence of general solicitation in connection with the sale of the Units to the Purchasers and the Exempt Resales, and (iii) the accuracy of the representations made by each Accredited Investor who purchases the Units pursuant to an Exempt Resale as set forth in the letters of representation in the form of Annex A to the Offering Circular. No form of general solicitation or general advertising was used by Terex or any of the Subsidiaries or any of their representatives in connection with the offer and sale of any of the Units or in connection with Exempt Resales. No securities of the same class as any of the Securities have been offered, issued or sold by Terex or any of the Subsidiaries within the six-month period immediately prior to the date hereof.

               (y) Based on the representation of the Purchasers set forth in Section 7(e) hereof, the execution and delivery of this Agreement and the other Documents, and the sale of the Securities to be purchased by the Purchasers will not involve any non-exempt prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA") or
Section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (the "Code"). Neither Terex nor any of its ERISA Affiliates is a "party in interest" or a "disqualified person" except with respect to those employee benefit plans set forth on Annex A of the Offering Circular. No condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in Terex or any such ERISA Affiliate incurring any liability, fine or penalty that could, singly or in the aggregate, have a Material Adverse Effect. With respect to any employee pension benefit plan that is subject to Title IV of ERISA, except as adequately disclosed in the Offering Circular, (i) the fair market value of the assets of such employee pension benefit plan equals or exceeds the present value of the liabilities of such pension plan (as determined in accordance with the actuarial methods and assumptions set forth in the latest actuarial report for such employee pension benefit plan), except where the failure to so equal or exceed would not, singly or in the aggregate, have a Material Adverse Effect and (ii) there exists no accumulated funding deficiency which would have, singly or in the aggregate, a Material Adverse Effect. The terms "employee benefit plan," "employee pension benefit plan," and "party in interest" shall have the meanings assigned to such terms in
Section 3 of ERISA, the term "Affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in section 4975 of the Code.

               (z) None of the transactions contemplated by the Documents will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R.
Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date). Neither Terex nor any of the Subsidiaries is subject to regulation, or shall become subject to regulation upon the consummation of the transactions contemplated by the Documents, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or any Federal or state statute or regulation limiting its ability to incur or assume indebtedness for borrowed money. Terex has complied with all provisions of Florida H.B. 1771, codified as Section
517.075 of the Florida Statutes, and all regulations promulgated thereunder relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

               (aa) Neither Terex nor any of the Subsidiaries has dealt with any broker, finder, commission agent or other person (other than the Purchasers) in connection with the transactions contemplated by the Documents, and none of them is under any obligation to pay any broker's fee or commission in connection with such transactions (other than commissions and fees to the Purchasers as set forth in the Offering Circular).

               (ab) Neither Terex nor any of the Subsidiaries is engaged in any unfair labor practice that could, singly or in the aggregate, have a Material Adverse Effect. Except as adequately disclosed in the Offering Circular, there is (i) no unfair labor practice complaint or other proceeding pending or, to the best of their knowledge after due inquiry, threatened against Terex or any of the Subsidiaries before the National Labor Relations Board or any industrial tribunal, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or, to the best of their knowledge after due inquiry, threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the best of their knowledge after due inquiry, threatened against Terex or any of the Subsidiaries, and
(iii) no union representation question existing with respect to the employees of Terex or any of the Subsidiaries, and, to the best of their knowledge after due inquiry, no union organizing activities are taking place, that could, singly or in the aggregate, have a Material Adverse Effect.

               (ac) Except as adequately disclosed in the Offering Circular or as otherwise could not, singly or in the aggregate, have a Material Adverse
Effect:

                    (1) each of Terex and the Subsidiaries (i) has obtained all Permits that are required with respect to the operation of its business, property and assets under the Environmental Laws (as defined below) and are in compliance with all terms and conditions of such required Permits, and (ii) is in compliance with all Environmental Laws (including, without limitation, compliance with standards, schedules and timetables therein);

                    (2) no real property or facility owned, used, operated, leased, managed or controlled by Terex or any of the Subsidiaries, or any predecessor in interest, is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any other state or local list established pursuant to any Environmental Law, and neither Terex nor any of the Subsidiaries has received any notification of potential or actual liability or request for information under CERCLA or any comparable state or local law;

                    (3) no underground storage tank or other underground storage receptacle, or related piping, is located on a facility or property currently owned, operated, leased, managed or controlled by Terex or any of the Subsidiaries;

                    (4) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or, to the best knowledge of Terex and the Subsidiaries after due inquiry, off-site) of Hazardous Materials (as defined below) by Terex, any of the Subsidiaries or, to the best knowledge of Terex and the Subsidiaries after due inquiry, any predecessor in interest or any person or entity whose liability for any release of Hazardous Materials, Terex or any of the Subsidiaries has retained or assumed either contractually or by operation of law at, on, under, from or into any facility or real property owned, operated, leased, managed or controlled by any such person;

                    (5) neither Terex, the Subsidiaries nor any person or entity whose liability Terex or any of the Subsidiaries has retained or assumed either contractually or, to the best knowledge of Terex and the Subsidiaries after due inquiry, by operation of law has any liability, absolute or contingent, under any Environmental Law, and there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investigation, proceeding, notice or demand letter pending or, to the best of their knowledge after due inquiry, threatened against any of them under any Environmental Law;

                    (6) there are no events, activities, practices, incidents or actions or, to the best knowledge of Terex and the Subsidiaries after due inquiry, conditions, circumstances or plans that may interfere with or prevent compliance by Terex or any of the Subsidiaries with any Environmental Law, or that may give rise to any liability under any Environmental Laws; and

                    (7) in the ordinary course of their businesses, Terex and each of the Subsidiaries conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and each of the Subsidiaries in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and each of the Subsidiaries have reasonably concluded that such associated costs and liabilities could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect on the Company and each of the Subsidiaries, taken as a whole.

                    "Environmental Laws" means all Applicable Laws, now or hereafter in effect, relating to pollution or protection of human health or the environment, including, without limitation, laws relating to (1) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous constituents, substances or wastes, including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyls, petroleum or any constituents relating to or arising out of any oil production activities, including crude oil or any fraction thereof, or any petroleum product or other wastes, chemicals or substances regulated by any Environmental Law (collectively referred to as "Hazardous Materials"), into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata),
(2) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and (3) underground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

               (ad) No statement, representation, warranty or covenant made by Terex, any of the Subsidiaries, or any other person in any of the Documents or made in any certificate or document required by this Agreement to be delivered to the Purchasers was or will be, when made, inaccurate, untrue or incorrect in any material respect.

               (ae) (i) the Acquisition Agreements and the transactions contemplated thereunder have been duly authorized, executed, delivered and, immediately following the Closing, will be performed in accordance with their terms by the respective parties thereto in all material respects, including the fulfillment (not merely the waiver, except as may be disclosed to the Purchasers and consented to in writing by the Purchasers) of all conditions precedent set forth therein, and after giving effect to the terms of the Acquisition Agreements and the assignments to be executed and delivered by Legris and Potain, S.A. thereunder, Cranes will acquire and have good title to the stock so purchased thereunder, free and clear of all Liens (except for Liens permitted under the Indenture) and (ii) all actions required by the Acquisition Agreements, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-trust Improvements Act of 1976, as amended) will have been taken and the transactions required thereunder have been duly and validly consummated.

          7.  Representations and Warranties of the Purchasers.

          Each Purchaser severally represents and warrants to Terex that:

               (a)  It is a QIB.

               (b) It (i) is not acquiring the Units with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Units only to (A) persons in the United States whom it reasonably believes to be QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (B) a limited number of Accredited Investors that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Circular.
               (c) No form of general solicitation or general advertising in violation of the Securities Act has been or will be used by such Purchaser or any of its representatives in connection with the offer and sale of any of the Units.

               (d) In connection with the Exempt Resales, it will solicit offers to buy the Units only from, and will offer to sell the Units only to, Eligible Purchasers. It will offer to sell the Units only to, and will solicit offers to buy the Units only from, persons who, in purchasing such Units, will be deemed to have represented and agreed (i) if such Eligible Purchasers are QIBs, that they are purchasing the Units for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (ii) that such Units will not have been registered under the Act and may be resold, pledged or otherwise transferred only (A) inside the United States to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Act, (B) to Terex, (C) pursuant to an effective registration statement, and (D) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and (iii) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (ii) above.

               (e) It is not a pension or welfare plan (as defined in Section 3 of ERISA) and it is not acquiring the Securities on behalf of a person whose funds to be used for the purchase of the Securities constitute assets allocated to any qualified trust that contains the assets of any employee benefit plan with respect to which Terex is a party in interest or disqualified person or the use of such assets would not constitute a non-exempt prohibited transaction under ERISA or the Code. The representation made in the preceding sentence is made solely in reliance upon such Purchasers' review of Annex A of the Offering Circular, which sets forth the employee benefit plans with respect to which Terex is a party in interest or a disqualified person.

               (f) It has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement and the Registration Rights Agreements and each of this Agreement and the Registration Rights Agreements have been duly and validly authorized by it.

          8.  Indemnification.

               (a) Terex and each other Terex Entity, jointly and severally, shall, without limitation as to time, indemnify and hold harmless each Purchaser and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) either Purchaser (any of such persons being hereinafter referred to as a "controlling person") and the respective officers, directors, partners, employees, representatives and agents of each Purchaser and controlling person (collectively, the "Indemnified Parties") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "Losses"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except for the description of the Purchasers on the cover of the Offering Circular and for statements contained in or omissions from the "Plan of Distribution" section of the Offering Circular furnished in writing by, and relating to, the Purchasers or (ii) any act, omission, transaction or event contemplated by the Documents; provided, however, that neither Terex nor any other Terex Entity shall be liable to any Indemnified Party for any Losses that arise solely from the gross negligence or willful misconduct of such Indemnified Party. Terex shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding of which Terex or any Subsidiary is aware in connection with the matters addressed by this Agreement which involves Terex, any of the Subsidiaries or any of the Indemnified Parties.

               (b) If any Proceeding shall be brought or asserted against any Indemnified Party entitled to indemnification hereunder, such Indemnified Party shall give prompt written notice to Terex; provided, however, that the failure to so notify Terex shall not relieve Terex or any other Terex Entity from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Terex Entities have been prejudiced materially by such failure.

               Neither Terex nor any of its Subsidiaries shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance satisfactory to the Indemnified Party, from all liability in respect of such Proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto).

               (c) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then Terex and the other Terex Entities, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Terex Entities, on the one hand, and the Purchasers, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Terex Entities, on the one hand, and the Purchasers, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Terex Entities, on the one hand, and the Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Terex, and the total discounts received by the Purchasers, bear to the total price of the Units in Exempt Resales in each case as set forth in the table on the cover page of the Offering Circular. The relative fault of the Terex Entities, on the one hand, and the Purchasers, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by any Terex Entity, on the one hand, or the Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8 was available to such party.

               Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(c), the Purchasers shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts received by it with respect to the Units exceeds the amount of any damages that the Purchasers has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (d)  The indemnity and contribution agreements contained in this
Section 8 are in addition to any liability that Terex or the other Terex Entities may otherwise have to the Indemnified Parties.

               9. Conditions. (i) The obligation of the Purchasers to purchase the Units under this Agreement is subject to the satisfaction of each of the following conditions:

               (a) All the representations and warranties of Terex and the other Terex Entities contained in this Agreement shall be true and correct in all material respects (except that any representation or warranty that already contains a materiality exception therein, in each such case shall be true and correct as written) at and as of the Closing Date after giving effect to the transactions contemplated by the Documents, with the same force and effect as if made on and as of such date. On or prior to the Closing Date, each of Terex and the other Terex Entities shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their part to be performed, complied with or satisfied pursuant to the Documents.

               (b) The Offering Circular shall have been printed and copies distributed to the Purchasers not later than 12:00 noon, New York City time, on April 30, 1995 or at such later date and time as the Purchasers may approve.

               (c) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Units; and no stop order suspending the qualification or exemption from qualification of any of the Units in any jurisdiction designated by the Purchasers pursuant to Section 5(e) hereof shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated.

               (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Units; and on the Closing Date, no Proceeding shall be pending against or affecting or, to the knowledge of any of the Terex Entities after due inquiry, threatened against Terex or any of the Subsidiaries before any Governmental Authority, except for such Proceedings that if adversely determined could not, singly or in the aggregate, either (i) adversely affect the issuance or marketability of the Units or (ii) are reasonably likely to be adversely determined to Terex and if so adversely determined could have a Material Adverse Effect.

               (e) Since the date as of which information is given in the Offering Circular,

                    (1)  there shall not have been any Material Adverse Change;
and
                    (2) other than as adequately disclosed in the Offering Circular, there shall not have been any material change in the capital stock or long-term debt, or material increase in short-term debt, of Terex or any of the Subsidiaries and (B) neither Terex nor any of the Subsidiaries shall have incurred any liability, direct or contingent, that, singly or in the aggregate, could have a Material Adverse Effect.

               (f) On the Closing Date, the Purchasers shall have received (i) certificates dated the Closing Date, signed by (A) the President and (B) a principal financial or accounting officer of Terex, on behalf of all of the Terex Entities, (x) confirming the matters set forth in paragraphs (a), (b),
(c), (d) and (e) of this Section 9 and (y) certifying as to such other matters as the Purchasers may reasonably request, (ii) a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of each domestic Terex Entity, certifying such matters as the Purchasers may reasonably request and
(iii) a certificate of solvency, dated the Closing Date, signed by the chief financial officer of Terex on behalf of each Terex Entity substantially in the form previously approved by the Purchasers.

               (g) The Purchasers shall have received on the Closing Date an opinion (reasonably satisfactory in form and substance to the Purchasers and counsel to the Purchasers), dated the Closing Date, of Robinson Silverman Pearce Aronsohn & Berman, special counsel to Terex, substantially in the form of Exhibit A hereto.

               (h) The Purchasers shall have received on the Closing Date an opinion (in form and substance reasonably satisfactory to the Purchasers and counsel to the Purchasers), dated the Closing Date, of Marvin Rosenberg, general counsel to Terex, substantially in the form of Exhibit B hereto.
               (i) The Purchasers shall have received on the Closing Date the opinions (in form and substance reasonably satisfactory to the Purchasers and counsel to the Purchasers), dated the Closing Date, of (i) Maclay Murray & Spens, special Scottish counsel to Terex, (ii) Simeon & Associes, special French counsel to Terex, (iii) Henseler, Nusser & Partner, special German counsel to Terex, (iv) Magrone E. Ardito, special Italian counsel to Terex, and
(v) Cohn & Wolf, P.C., special Connecticut counsel to Terex, Morris Nichols Arsht & Tunnell, special Delaware counsel to Terex, Dickenson, Throckmorton, Parker, Mannheimer & Raife, special Iowa counsel to Terex, Greenebaum Doll McDonald, special Kentucky counsel to Terex, Butzel Long, special Michigan counsel to Terex, Watkins, Ludlam & Stennis, special Mississippi counsel to Terex, Hall, Estill, Hardwick, Gable, Golden & Nelson, special Oklahoma counsel to Terex, Turner, Padget, Graham & Laney, special South Carolina counsel to Terex, and Brown and Drew, special Wyoming counsel to Terex, in each case substantially in the form of Exhibit C hereto.

               (j) The Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom, in form and substance reasonably satisfactory to the Purchasers covering such matters as are customarily covered in such opinions.

               (k) The Purchasers shall have received from Price Waterhouse and Ernst & Young (i) a customary comfort letter, dated the date of the Offering Circular, in form and substance reasonably satisfactory to the Purchasers, with respect to the financial statements and certain financial information contained in the Offering Circular, and (ii) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (i), except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

               (l) The Operative Documents shall have been executed and delivered by all parties thereto and the Purchasers shall have received a fully executed original of each Operative Document, other than the Mortgages, in which case the Purchasers shall be supplied a copy of each such Mortgage.

               (m) On or prior to the Closing Date, each Terex Entity, Legris and Potain, S.A. shall have entered into all of the agreements and consummated all of the transactions required to be consummated on or prior to the Closing Date described in, or contemplated by, the Offering Circular under the captions "Summary--The Refinancing," "Use of Proceeds" and "The Acquisition" in each case in form and substance reasonably satisfactory to the Purchasers, including, but not limited to, (i) the consummation of the Acquisition of PPM by Cranes and the Koehring Contribution and (ii) the issuance of one or more intercompany notes by PPM Europe and its subsidiaries in an aggregate principal amount reasonably satisfactory to the Purchasers in favor of Terex and the application of the proceeds therefrom to repay existing indebtedness of PPM Europe and its subsidiaries. The Purchasers shall have received all opinions, certificates, letters and other documents delivered under or in connection with the Acquisition Transaction, including the Acquisition Agreements, and letters to the effect that the Purchasers may rely on such opinion, certificates, letters and other documents as if addressed to it.

               (n) The Purchasers shall have received (i) such UCC-3 termination statements, mortgages releases and other collateral releases and terminations required by the Purchasers, each in form and substance reasonably satisfactory to the Purchasers, duly executed and delivered by (A) United States Trust Company of New York, relating to each item of collateral securing the 1996 Notes and each public filing related thereto, and (B) Bank of America Illinois (formerly known as Continental Bank, N.A.), relating to each item of collateral securing the 1997 Notes and each public filing related thereto, and each such release and termination shall be in full force and effect, (ii) copies of all documents delivered pursuant to Article 3 and Article 8 of the 1996 Note Indenture, and all other documents evidencing the call of the 1996 Notes and the termination of the 1996 Note Indenture and the discharge of the obligations relating to the 1996 Notes; and (iii) copies of all documents delivered pursuant to Article 3 and Article 8 of the 1997 Note Indenture, and all other documents evidencing the call of the 1997 Notes and the termination of the 1997 Note Indenture and the discharge of the obligations relating to the 1997 Notes.

               (o) The Purchasers shall have received such payoff letters, UCC-3 termination statements and other collateral releases and terminations deemed necessary by the Purchasers, each in form and substance satisfactory to the Purchasers, (i) duly executed and delivered by Foothill Capital Corporation ("Foothill"), evidencing (A) the termination of each credit facility entered into between Foothill and Terex and Foothill and any of Terex's subsidiaries (the "Foothill Agreements"), and (B) the termination and release of each item of collateral securing any of the Foothill Agreements and each public filing related thereto, (ii) duly executed and delivered by each secured party with respect thereto, the termination and release of each item of collateral securing any obligations of PPM and each public filing related thereto, and
(iii) duly executed and delivered by each secured party thereto, the termination and release of all other Liens (other than Liens permitted under the Indenture) and, in each case, each such payoff letter, release and termination shall be in full force and effect.

               (p) The Collateral Agent shall have received (i) a certificate of insurance demonstrating insurance coverage of types, in amounts, with insurers and with other terms required by the terms of the Operative Documents,
(ii) executed copies of each UCC-1 financing statement signed by Terex and each Subsidiary that is organized in, or has assets located in, any jurisdiction in the United States, naming the Collateral Agent as secured party and filed in such jurisdictions as the Purchasers may reasonably require, (iii) bailee letters, in form and substance reasonably satisfactory to the Purchasers, executed by Terex or the appropriate Grantors for delivery to each of the Persons identified in the Collateral Agreements as holding Collateral, and (iv) the original stock certificates and promissory notes pledged to the Collateral Agent pursuant to the Operative Documents, together with undated stock powers or endorsements duly executed in blank in connection therewith.

               (q) Each of Terex, the Collateral Agent, Foothill and Congress Financial shall have duly executed and delivered an intercreditor agreement in form and substance satisfactory to the Purchasers.

               (r) All documents and agreements shall have been filed, and other actions shall have been taken, as may be required to perfect the Security Interests of the Collateral Agent in the Collateral of Grantors organized in jurisdictions outside of the United States, and to accord the Collateral Agent the priorities over other creditors of such Grantors contemplated by the Offering Circular and the Operative Documents.

               (s) The Collateral Agent shall have received irrevocable commitments for title insurance from First American Title Insurance Company, in a form and substance reasonably satisfactory to the Purchasers, subject only to Liens permitted under the Indenture, for title insurance for each of the properties listed on Schedule 9(s) hereto.

               (t) Terex, Clark Material Handling Company, Koehring Cranes, Inc., PPM Cranes, Inc. (collectively, the "Revolving Borrowers"), Congress Financial and Foothill, individually and as agent, shall have entered into a Loan and Security Agreement, satisfactory in form and substance to the Purchasers, all conditions to the effectiveness thereof shall have been satisfied, and the Revolving Borrowers shall have received proceeds from loans thereunder in an amount reasonably satisfactory to the Purchasers, which proceeds shall have been applied as contemplated in the Offering Circular.

               (u) Counsel to the Purchasers shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained. All opinions, certificates, letters and other documents required by this Section 9 to be delivered by Terex will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Purchasers.

               (v) On the date hereof, Terex, Cranes and each domestic subsidiary of Terex that is a Material Subsidiary (as defined in the Indenture) shall have executed this Agreement and on or prior to the Closing Date, Terex shall have caused each other Terex Entity to duly authorize, execute and deliver this Agreement and this Agreement shall be enforceable against each such Terex Entity as if executed on the date hereof.

               (ii) The obligation of Terex to sell the Units under this Agreement is subject to the satisfaction of each of the following conditions:

               (a) The Purchasers shall have delivered payment to Terex in respect of the several purchases of Units pursuant to Section 4 of this Agreement.

               (b) All of the representations and warranties of the Purchasers shall be true and correct in all material respects at and as of the Closing Date, after giving effect to the transactions contemplated by this Agreement.

               (c) No injunction, restraining order, action, statute, rule or regulation of any Governmental Authority shall have been issued as of the
               Closing Date that would prevent or interfere with the issuance and sale of the Units hereunder or subject any Terex Entity to any material penalty if the Units were to be issued and sold hereunder.

          10.  Termination.

          The Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to Terex if any of the following has occurred:

               (a) since the date as of which information is given in the Offering Circular, any material adverse effect or development involving a prospective adverse effect on the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise), of Terex or any Subsidiary, whether or not arising in the ordinary course of business, that could, in the Purchasers' judgment, (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Offering Circular or (ii) materially impair the investment quality of any of the Securities;

               (b) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in economic conditions or the financial markets of the United States or elsewhere, if the effect of such outbreak, escalation, calamity, crisis or material adverse change in the economic conditions or in the financial markets of the United States or elsewhere could, in the Purchasers' judgment, make it impracticable or inadvisable to market or proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Offering Circular or to enforce contracts for the sale of any of the Units;

               (c) the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System or any setting of limitations on prices for securities on any such exchange or National Market System;

               (d) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Purchasers' opinion
materially and adversely      affects, or could materially and adversely
affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of Terex or any Subsidiary;

               (e) any securities of Terex or any Subsidiary shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization;

               (f) the declaration of a banking moratorium by either Federal, California or New York authorities; or

               (g) the taking of any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Purchasers' opinion could have a material adverse effect on the financial markets in the United States.

          The indemnities and contribution and expense reimbursement provisions and the other agreements, representations and warranties of Terex and the other Terex Entities set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Purchasers, (ii) acceptance of the Units, and payment for them hereunder, and (iii) any termination of this Agreement.

          Without limiting the foregoing, notwithstanding any termination of this Agreement, Terex and the other Terex Entities shall be liable (i) for all expenses that they have agreed to pay pursuant to Section 5(f) hereof, and (ii) pursuant to Section 8 hereof.

          11. Default by Purchaser. If any Purchaser or Purchasers default in their obligations to purchase the Units on the Closing Date, and arrangements satisfactory to you and Terex for the purchase of such Units by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser, Terex or any other Terex Entity, except as provided in Section 10. Nothing herein will relieve a defaulting Purchaser from liability for its default.

          12.  Miscellaneous.

               (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to any Terex Entity, c/o Terex Corporation, 500 Post Road East, Westport, Connecticut 06880, Attention:
Marvin B. Rosenberg, Esq., Fax # (203) 222-7978, and (ii) if to the Purchasers, Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025, Attention: Jerry M. Gluck, Esq., with a copy to Skadden, Arps, Slate, Meagher & Flom, 300 S. Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Michael A. Woronoff (provided that any notice to the Purchasers pursuant to Section 8 hereof will be mailed, delivered, telegraphed or telecopied and confirmed to the Purchasers and its counsel), or in any case to such other address as the person to be notified may have requested in writing.

               (b) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon Terex, the other Terex Entities, the Purchasers, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Units from the Purchasers merely because of such purchase.

               (c) THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH TEREX ENTITY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH TEREX ENTITY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH TEREX ENTITY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH TEREX ENTITY AT THE ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY TEREX ENTITY IN ANY OTHER JURISDICTION.

               (d) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

               (e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (f) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

               (g) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.


          Please confirm that the foregoing correctly sets forth the agreement between Terex, the Guarantors and the Purchasers.

Very truly yours,

TEREX CORPORATION



By: /s/ Marvin B. Rosenberg
    Name:      Marvin B. Rosenberg
    Title:     Secretary



CMH ACQUISITION CORP.



By: /s/ Marvin B. Rosenberg
    Name:      Marvin B. Rosenberg
    Title:     Secretary



CLARK MATERIAL HANDLING GMBH



By: /s/ Marvin B. Rosenberg
    Name:      Marvin B. Rosenberg
    Title:     Director



CLARK MATERIAL HANDLING FRANCE  S.A.



By: /s/ Fil Filipov
    Name: Fil Filipov
    Title:

CLARK MATERIAL HANDLING COMPANY



By: /s/ Marvin B. Rosenberg
    Name:      Marvin B. Rosenberg
    Title:     Secretary



CLARKLIFT OF WESTERN MICHIGAN, INC.



By: /s/ Marvin B. Rosenberg
    Name:      Marvin B. Rosenberg
    Title:     Secretary



CMH ACQUISITION INTERNATIONAL CORPORATION



By: /s/ Marvin B. Rosenberg
    Name:      Marvin B. Rosenberg
    Title:     Secretary



KOEHRING CRANES, INC.



By: /s/ Marvin B. Rosenberg
    Name:      Marvin B. Rosenberg
    Title:     Secretary





TEREX CRANES, INC.



By: /s/ Marvin B. Rosenberg
    Name:      Marvin B. Rosenberg
    Title:     Secretary


TEREX EQUIPMENT LIMITED



By: /s/ Marvin B. Rosenberg
    Name:      Marvin B. Rosenberg
    Title:     Director


UNIT RIG AUSTRALIA (PTY) LIMITED



By: /s/ Marvin B. Rosenberg
    Name:      Marvin B. Rosenberg
    Title:     Secretary



LEGRIS INDUSTRIES, INC.



By: /s/ Marvin B. Rosenberg
    Name: Marvin B. Rosenberg
    Title: Secretary



PPM CRANES, INC.



By: /s/ Marvin B. Rosenberg
    Name: Marvin B. Rosenberg
    Title: Secretary


P.P.M., S.A.



By: /s/ Fil Filipov
    Name: Fil Filipov
    Title:



BENDINI S.P.A.



By: /s/ Fil Filipov
    Name: Fil Filipov
    Title:


PPM KRANE GMBH



By: /s/ Fil Filipov
    Name:  Fil Filipov
    Title:


BRIMONT AGRAIRE S.A.



By: /s/ Fil Filipov
    Name: Fil Filipov
    Title:


BAULIFT BAUMASCHINEN UND KRANE HANDELS GMBH



By: /s/ Fil Filipov
    Name: Fil Filipov
    Title:

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.



By: /s/Brent Stevens
    Name: Brent Stevens
    Title:

DILLON, READ & CO., INC.




By: /s/ Robert Weeden
    Name: Robert Weeden
    Title:  Managing Director




Exhibit C
Jefferies & Company, Inc.
Dillon, Read & Co. Inc.
United States Trust Company
  of New York, as Trustee and
  Collateral Agent
April ___, 1995

[Form of Local Domestic Counsel Opinion]









April ___, 1995




Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California  90025

Dillon, Read & Co. Inc.
535 Madison Avenue
New York, New York  10021

United States Trust Company
  of New York, as Trustee and
  Collateral Agent (each as defined below)
114 West 47th Street
New York, New York  10036

               Re:  Terex Corporation

Ladies and Gentlemen:

          We have acted as special [insert State] counsel to Terex Corporation, a Delaware corporation ("Terex"), and [insert name of each subsidiary incorporated or owning real or personal property located in State], a ("Subsidiary"), in connection with the negotiation, execution and delivery by [Terex/Subsidiary] of the Relevant Documents (as defined below). This opinion is being delivered pursuant to Section 9(i) of the Purchase Agreement (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Indenture (as defined below).

          In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of Terex and the Subsidiary and its officers and other representatives, and of public officials.

          In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

                    (i)  the Purchase Agreement, dated as of April    , 1995
among Terex, certain of its Subsidiaries [including Subsidiary] (the "Guarantors") and the Initial Purchasers named therein (the "Purchase Agreement") relating to the purchase and sale of 240,000 Units consisting in
the aggregate of $240,000,000 in principal amount of Terex's    % Senior
Secured Notes due 2002 (the "Notes") and ___ Common Stock Appreciation Rights (the "Rights");

                    (ii)  that certain Indenture (the "Indenture") dated as of
April    , 1995 among Terex, the Guarantors and United States Trust Company of
New York, as trustee (in such capacity, the "Trustee") relating to the Notes;

                    (iii) that certain Security and Pledge Agreement (the "Security Agreement") dated as of April __, 1995 made by [Terex/Subsidiary and the other Guarantors] in favor of United States Trust Company, as Collateral Agent (in such capacity, the "Collateral Agent");

                    (iv) that certain [Mortgage] dated as of April __, 1995 made by [Terex/Subsidiary] in favor of the Collateral Agent (the "Mortgage");

                    (v) [list each other security document, if any, executed by Subsidiary];

                    (vi) [signed, but unfiled, copies of financing statements naming Terex as a debtor and the Collateral Agent as secured party, which we understand will be filed within ten days of the transfer of the security interests in the filing offices set forth on Schedule I hereto (such filing offices, the "Terex Filing Offices" and such financing statements, the "Terex Financing Statements");]

                    (vii) [signed, but unfiled, copies of financing statements naming Subsidiary as debtor and the Collateral Agent as secured party, which we understand will be filed within ten days of the transfer of the security interests in the filing offices set forth on Schedule II hereto (such filing offices, the "Subsidiary Filing Offices" and together with the Terex Filing Offices, the "Filing Offices"; and such financing statements the "Subsidiary Financing Statements"; and together with the Terex Financing Statements, the "Financing Statements");]1

[                   (viii)  certified copies of the certificate of
incorporation and by-laws of Subsidiary;]

[                   (ix)  a certified copy of certain resolutions of the Board of Directors of Subsidiary adopted on April ___, 1995];2 and

                    (x) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          The documents identified in clauses (   ) through (   ) [relevant
documents executed by Terex and/or Subsidiary] above shall hereinafter be referred to herein as the "Relevant Documents."

          Members of our firm are admitted to practice law in [state] and we express no opinion as to the laws of any other jurisdiction.

          We are of the opinion that:

[         1.  Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of [state].] [[Terex/Subsidiary] is duly qualified to do business and is in good standing under the laws of [State]].

[         2.  Subsidiary has the corporate power and corporate authority to execute, deliver and perform all of its obligations under each of the Relevant Documents. The execution and delivery by Subsidiary of each of the Relevant Documents and the consummation by Subsidiary of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of Subsidiary. Each of the Relevant Documents has been duly executed and delivered by Subsidiary.]3

          3. The Mortgage constitutes the valid and binding obligation of [Terex/Subsidiary], enforceable against [Terex/Subsidiary] in accordance with its terms.

          4. Neither the execution, delivery or performance by the Subsidiary of the Relevant Documents nor the consummation of the transactions contemplated thereby shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, or require the consent of any person (other than consents that have already been obtained) under, or result in the imposition of any security interest, mortgage, pledge, transfer restriction, defect, claim, lien, limitation on voting rights, encumbrance or adverse interest on any asset of the Subsidiary, or an acceleration of any indebtedness pursuant to [(i) the Charter Documents of the Subsidiary, or (ii)]4 any statute, law or ordinance, or any judgment, decree, rule, regulation or order of any court, judicial body, regulatory body, governmental agency or administrative agency of [state].

          5. No consent, approval, license, authorization or validation of, or filing, recording or registration with any [state] legislative, judicial, administrative or regulatory body which has not been obtained or taken and is not in full force and effect is required to authorize or is required in connection with the execution, delivery or performance of any of the Relevant Documents by [Terex/Subsidiary].

          6. The provisions of the Mortgage are effective to create, in favor of the Collateral Agent, for the benefit of the holders of the Notes (the "Secured Creditors"), to secure the Obligations (as defined therein), a valid Lien on the Collateral (as defined therein).

          7. The Financing Statements are in appropriate form for filing in each of the Filing Offices under the Uniform Commercial Code as in effect in [State]. To the extent that the filing of a financing statement in [State] is effective to perfect a security interest in the Collateral (as defined in the [Security Agreement][Subsidiary Security Agreement]), the security interest in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the [Security Agreement][Subsidiary Security Agreement]) in such Collateral will be perfected upon the filing of the Financing Statements in the Filing Offices.

          8.  The Mortgage is in proper form so as to comply with the recording
requirements of the recording offices identified on Exhibit   attached hereto
(collectively, the "Recording Offices"), and upon recordation of the Mortgage in the Recording Offices, the Mortgage will create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a valid, perfected, first-priority lien on [all real property and other collateral described in the Mortgage] [the "Property" (as defined in the Mortgage)], securing payment [of the obligations contemplated to be secured by the Mortgage] [of the "Obligations" (as defined in the Mortgage)], and no further action will be required to create, perfect or maintain such lien.

          9. The Mortgage contains such rights and remedies in favor of the Collateral Agent, for the benefit of the Secured Creditors, as are customarily found in mortgages recorded in [state].

          10. No lien [on the Property] of any other creditor of Subsidiary is or can be equal or senior in priority to the lien contemplated by the Mortgage.


          11. There is no recording tax due in connection with the recording of the Mortgage or the Financing Statements. No intangibles tax, documentary stamp tax or similar taxes or charges are required to be paid in connection with the recording of or as a condition of the legality or enforceability of the Mortgage, the Relevant Documents or the Financing Statements. There will be no recording, filing, privilege or other tax due upon the foreclosure of the Mortgage.

          12. The foreclosure of the Mortgage will not in any manner restrict, affect or impair (i) [Terex's/the Subsidiary's] liability with respect to the Obligations secured thereby or (ii) to the extent any deficiency remains unpaid after application of the proceeds of the foreclosure of the Mortgage, the Collateral Agent's rights or remedies with respect to the foreclosure or enforcement of any other security interests or liens securing such Obligations.

          13. The law of [state] does not require a lienholder to make an election of remedies where such lienholder holds security interests and liens in both the real estate and the personal property of the debtor or require a lienholder to take recourse first or solely against its collateral.

          14. In any action to enforce the liens of the Mortgage or the security interests in the Collateral in [state], the law of the State of New York will govern the legality of the interests and the other amounts to be paid and received with respect to the Notes. If the law of [state] were to apply, the interest and other amounts to be paid with respect to the Notes would not be usurious.

          15. The Collateral Agent is not required to register as a foreign entity or qualify to do business in [State] solely by reason of the transactions contemplated by the Relevant Documents.

                              Very truly yours,






                                  Schedule A


                                                Number
                Purchaser                      of Units


            Jefferies & Company, Inc.           162,500

            Dillon, Read & Co. Inc.              87,500

            TOTAL                               250,000




                                 Schedule 6(d)

                                 Subsidiaries



I.  Consolidated Wholly Owned Subsidiaries of Terex

                                                      Jurisdiction of
Name of Subsidiary                                     Organization

CMH Acquisition Corp.                                   Delaware

Clark Material Handling GmbH                            Germany

Clark Material Handling Company                         Kentucky

Clarklift of Western Michigan, Inc.                     Michigan

CMH Acquisition International Corporation               Delaware

Koehring Cranes, Inc.                                   Delaware

Terex Cranes, Inc.                                      Delaware

Terex Equipment Limited                                 Scotland

Unit Rig Australia (Pty) Limited                        New South Wales,
                                                        Australia

Legris Industries, Inc.                                 Delaware


(1) Terex will own 100% of the outstanding common stock. Legris will own 1,000 shares of Series A Redeemable Exchangeable Preferred Stock which may be redeemed for cash or approximately 20% of the Common Stock of Terex Cranes, Inc.







II.  Other Consolidated Subsidiaries of Terex

                                         Terex          Jurisdiction of
Name of Subsidiary                 Ownership Interest    Organization

P.P.M., S.A.                            99.18%            France

PPM Cranes, Inc.                        92.40%            Delaware

P.P.M., S.A.                            99.18%            France

Bendini S.p.A.                          99.18%            Italy

PPM Krane GmbH                          95.21%            Germany

Brimont Agraire S.A.                    99.18%            France

Baulift Baumaschinen und
  Krane Handels GmbH                    95.21%            Germany

Clark Material Handling France S.A.     99.997%           France





                                 Schedule 6(e)

                             Rights to Securities

     Set forth below are all outstanding (i) securities convertible into or exchangeable for any capital stock of Terex or any of the Subsidiaries, (ii) options, warrants or other rights to purchase or subscribe to capital stock of Terex or any of the Subsidiaries or securities convertible into or exchangeable for any capital stock of Terex or any of the Subsidiaries, or (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of Terex or any of the Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights:

     1. Options issuable pursuant to the Terex Corporation Incentive Stock Option Plan (Successor to Northwest Engineering Company Incentive Stock Option
Plan) dated May 5, 1988, as amended.

     2. Securities, options or other rights to acquire securities issuable pursuant to the 1986 Incentive Plan of Terex (as defined in the Offering Circular) and the 1994 Incentive Plan of Terex (as defined in the Offering Circular).

     3.  The Series A Common Stock Purchase Warrants of Terex

     4.  The Series B Common Stock Purchase Warrants of Terex

     5.  The Series A Cumulative Redeemable Convertible Preferred Stock of
Terex

     6.  The Series B Cumulative Redeemable Convertible Preferred Stock of
Terex

     7.  Seller Note (as defined in the Offering Circular)

     8.  Series A Redeemable Exchangeable Preferred Stock of Cranes

     9. The Agreement, entered into on March 18, 1991, by and among Harnischfeger Corporation, Potain Tower Cranes, Inc., Century II Acquisition Corp. (now known as PPM Cranes, Inc.), and Groupe Legris Industries S.A.

     10. The Post-Merger Agreement, entered into on April 10, 1991, by and among Harnischfeger Corporation, Potain Tower Cranes, Inc., Century II Acquisition Corp. (now known as PPM Cranes, Inc.), and Groupe Legris Industries S.A., as modified by the Settlement Agreement and Release, effective December 9, 1992, by and among Harnischfeger Corporation, Harnischfeger Industries, Inc., their respective subsidiaries, affiliates, parent corporations, successors and assigns, and PPM Cranes, Legris Industries (formerly, Groupe Legris Industries S.A.), Potain Tower Cranes, Inc., Legris Industries, Inc. and their respective subsidiaries, affiliates, parent corporations, successors and assigns.





                                 Schedule 6(f)

                   Registration Rights With Respect to Terex



     Registration rights covering Common Stock Appreciation Rights pursuant to SAR Registration Rights Agreement dated as of July 31, 1992.

     Registration rights covering Senior Secured Notes due 1996 pursuant to Debt Registration Rights Agreement dated as of July 31, 1992.

     Registration rights covering (i) the Series A Common Stock Purchase Warrants of Terex, (ii) the Series B Common Stock Purchase Warrants of Terex,
(iii) the Series A Cumulative Redeemable Convertible Preferred Stock of Terex and (iv) the Series B Cumulative Redeemable Convertible Preferred Stock of Terex.

     Registration Rights granted by Terex in favor of Randolph W. Lenz, David
J. Langevin, Marvin B. Rosenberg and The Airlie Group L.P.

     Registration Rights granted pursuant to the Stockholders Agreement among Terex, Legris Industries, S.A. and Potain S.A.





                                 Schedule 9(s)
                     Properties Subject to Title Insurance

1.   Waverly Plant
     106 12th Street S.E.
     Waverly, Iowa  50677

2.   Koehring Machinery Center
     1575 Big Rock Road
     Waterloo, Iowa  50707

3.   Unit Rig, Tulsa
     5400 South 49th
     West Avenue
     Tulsa, Oklahoma  74107

4.   Unit Rig - Parts Depot
     3801 Hwy. 14-10 N
     Gillette, Wyoming  82716

5.   Terex Distribution Center
     8800 Rostin Road
     Southhaven, Mississippi  38671

6.   Engineering and Training Center
     (Grantor:  CMHC)
     749 West Short Street
     Lexington, Kentucky  40507

7.   Leestown Plant
     (Grantor:  CMHC)
     172 Trade Street
     Lexington, Kentucky  40510

8.   PPM Cranes Facility
     Highway 501 East
     Building #15
     Conway, South Carolina  29526


1    1  Insert one or both of the preceding paragraphs, as appropriate.
2    2  Previous two paragraphs to be included if Subsidiary is incorporated in
    State.
3    3  Previous two paragraphs to be included if Subsidiary is incorporated in
    State.
4    4  Clause (i) to be included if Subsidiary is incorporated in State.